UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On July 17, 2013, Mercer International Inc. (the “Company”) announced the pricing of its previously announced offering of $50 million aggregate principal amount of its 9.5% senior notes due 2017 (the “Notes”) at a price of 104.5% of principal amount, plus accrued interest, if any, from June 1, 2013. The Notes were offered as additional notes under an existing indenture pursuant to which the Company previously issued $300 million aggregate principal amount of 9.5% senior notes due 2017 (the “Existing Notes”). The offering is being made pursuant to an effective shelf registration statement that was previously filed. The Notes will have the same CUSIP number, be fully fungible with, rank equally with and form a single series with the Existing Notes. The Company anticipates that the offering will close on or around July 22, 2013, subject to customary closing conditions.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the Company dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date: July 18, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated July 17, 2013.